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                                                                    Exhibit 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of EpiCept Corporation on Form S-1 of our report dated January 10, 2005 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the Company's ability to continue as a going concern and the restatement of the 2001 financial statements) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" and "Change in Independent Public Accounting Firm" in such Prospectus.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
January 10, 2005